Exhibit 2.4

Equity Transfer Agreement

of Shandong Borun Industrial Limited

Name of Transferor: He Xiuni

Name of Transferee: Weifang Great Chemical Inc.

Executed at: 3rd Floor Meeting Room of Shandong Borun Industrial Limited

Executed on: November 30, 2008

In accordance with the relevant stipulations of the Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, and the resolutions adopted at the meeting of the Board of Shareholders of Shandong Borun Industrial Limited convened on November 30, 2008, on the basis of equality, voluntariness and mutual consultation, the Transferor and Transferee hereby enter into these agreements as follows in respect of the equity transfer:

1.     Share and Price of the Transferred Equity:

The Transferor hereby transfers to the Transferee his equity in Shandong Borun Industrial Limited in an amount equal to RMB4,370,000, accounting for 5.71% of the registered capital, at a transfer price of RMB4,370,000.

2.     Date and Method of Equity Transfer Closing

The transfer price shall be paid in cash before November 30, 2008.

3.     Rights and Obligations of the Transferee under the Articles of Association of the Company

The rights and obligations of the Transferor to Shandong Borun Industrial Limited in respect of this transfer shall all be assumed by the Transferee.

Transferor:		Transferee

By:	/s/ Wang Shan	By:	Weifang Great Chemical Inc. (sealed)

/s/ Authorized Person

Equity Transfer Agreement

of Shandong Borun Industrial Limited

Name of Transferor: He Xiuni

Name of Transferee: Weifang Great Chemical Inc.

Executed at: 3rd Floor Meeting Room of Shandong Borun Industrial Limited

Executed on: November 30, 2008

In accordance with the relevant stipulations of the Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, and the resolutions adopted at the meeting of the Board of Shareholders of Shandong Borun Industrial Limited convened on November 30, 2008, on the basis of equality, voluntariness and mutual consultation, the Transferor and Transferee hereby enter into these agreements as follows in respect of the equity transfer:

4.       Share and Price of the Transferred Equity:

The Transferor hereby transfers to the Transferee his equity in Shandong Borun Industrial Limited in an amount equal to RMB10,930,000, accounting for 14.29% of the registered capital, at a transfer price of RMB10,930,000.

5.       Date and Method of Equity Transfer Closing

The transfer price shall be paid in cash before November 30, 2008.

6.       Rights and Obligations of the Transferee under the Articles of Association of the Company

The rights and obligations of the Transferor to Shandong Borun Industrial Limited in respect of this transfer shall all be assumed by the Transferee.

Transferor:		Transferee

By:	/s/ He Xiuni	By:	Weifang Great Chemical Inc. (sealed)

/s/ Authorized Person

Equity Transfer Agreement

of Shandong Borun Industrial Limited

Name of Transferor: Wang Jinmiao

Name of Transferee: Weifang Great Chemical Inc.

Executed at: 3rd Floor Meeting Room of Shandong Borun Industrial Limited

Executed on: November 30, 2008

In accordance with the relevant stipulations of the Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, and the resolutions adopted at the meeting of the Board of Shareholders of Shandong Borun Industrial Limited convened on November 30, 2008, on the basis of equality, voluntariness and mutual consultation, the Transferor and Transferee hereby enter into these agreements as follows in respect of the equity transfer:

7.       Share and Price of the Transferred Equity:

The Transferor hereby transfers to the Transferee his equity in Shandong Borun Industrial Limited in an amount equal to RMB56,140,000, accounting for 73.38% of the registered capital, at a transfer price of RMB56,140,000.

8.       Date and Method of Equity Transfer Closing

The transfer price shall be paid in cash before November 30, 2008.

9.       Rights and Obligations of the Transferee under the Articles of Association of the Company

The rights and obligations of the Transferor to Shandong Borun Industrial Limited in respect of this transfer shall all be assumed by the Transferee.

Transferor:		Transferee

By:	/s/ Wang Jinmiao	By:	Weifang Great Chemical Inc. (sealed)

/s/ Authorized Person

Equity Transfer Agreement

of Shandong Borun Industrial Limited

Name of Transferor: Wang Peili

Name of Transferee: Weifang Great Chemical Inc.

Executed at: 3rd Floor Meeting Room of Shandong Borun Industrial Limited

Executed on: November 30, 2008

In accordance with the relevant stipulations of the Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, and the resolutions adopted at the meeting of the Board of Shareholders of Shandong Borun Industrial Limited convened on November 30, 2008, on the basis of equality, voluntariness and mutual consultation, the Transferor and Transferee hereby enter into these agreements as follows in respect of the equity transfer:

10.     Share and Price of the Transferred Equity:

The Transferor hereby transfers to the Transferee his equity in Shandong Borun Industrial Limited in an amount equal to RMB2,530,000, accounting for 3.31% of the registered capital, at a transfer price of RMB2,530,000.

11.     Date and Method of Equity Transfer Closing

The transfer price shall be paid in cash before November 30, 2008.

12.     Rights and Obligations of the Transferee under the Articles of Association of the Company

The rights and obligations of the Transferor to Shandong Borun Industrial Limited in respect of this transfer shall all be assumed by the Transferee.

Transferor:		Transferee

By:	/s/ Wang Peili	By:	Weifang Great Chemical Inc. (sealed)

/s/ Authorized Person

Equity Transfer Agreement

of Shandong Borun Industrial Limited

Name of Transferor: Wang Peiren

Name of Transferee: Weifang Great Chemical Inc.

Executed at: 3rd Floor Meeting Room of Shandong Borun Industrial Limited

Executed on: November 30, 2008

In accordance with the relevant stipulations of the Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, and the resolutions adopted at the meeting of the Board of Shareholders of Shandong Borun Industrial Limited convened on November 30, 2008, on the basis of equality, voluntariness and mutual consultation, the Transferor and Transferee hereby enter into these agreements as follows in respect of the equity transfer:

13.     Share and Price of the Transferred Equity:

The Transferor hereby transfers to the Transferee his equity in Shandong Borun Industrial Limited in an amount equal to RMB2,530,000, accounting for 3.31% of the registered capital, at a transfer price of RMB2,530,000.

14.     Date and Method of Equity Transfer Closing

The transfer price shall be paid in cash before November 30, 2008.

15.     Rights and Obligations of the Transferee under the Articles of Association of the Company

The rights and obligations of the Transferor to Shandong Borun Industrial Limited in respect of this transfer shall all be assumed by the Transferee.

Transferor:		Transferee

By:	/s/ Wang Peiren	By:	Weifang Great Chemical Inc. (sealed)

/s/ Authorized Person